Exhibit 99.1

BigBear.ai Announces Exchange of a Portion of its Existing 6.00% Convertible Senior Notes due 2026 for New 6.00% Convertible Senior Secured Notes due 2029

COLUMBIA, MD – December 19, 2024 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”) today announced that, on December 19, 2024, it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of its 6.00% convertible senior notes due 2026 (the “Existing Convertible Notes”). Pursuant to such Exchange Agreements, BigBear.ai will exchange (the “Exchange Transactions”) approximately $182.3 million in aggregate principal amount of the Existing Convertible Notes for $182.3 million in aggregate principal amount of new 6.00% convertible senior secured notes due 2029 (the “New Convertible Notes”) and approximately $0.4 million in cash, with such cash payment representing the accrued and unpaid interest on such Existing Convertible Notes. The New Convertible Notes will be fully and unconditionally guaranteed, on a senior, secured basis, by the Company and certain of its existing and future direct and indirect subsidiaries, subject to certain exceptions (the “guarantors”), and will initially be secured on a first-priority basis by substantially all assets of the Company and such guarantors, subject to certain exceptions. The Exchange Transactions are expected to settle on or about December 27, 2024, subject to customary closing conditions.

Upon completion of the Exchange Transactions, the aggregate principal amount of the Existing Convertible Notes outstanding will be approximately $17.7 million. BigBear.ai will not receive any cash proceeds from the issuance of the New Convertible Notes pursuant to the Exchange Transactions.

The New Convertible Notes will be senior, secured obligations of BigBear.ai and will accrue interest at a rate of (i) 6.00% per annum, if interest is paid in cash and (ii) 7.00% per annum, if BigBear.ai elects, subject to certain conditions, to pay interest in kind with the shares of its common stock, in each case payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2025. Payment of interest in shares will be at a price equal to 95% of the daily volume-weighted average price per share of BigBear.ai’s common stock over an agreed upon period. The New Convertible Notes will mature on December 15, 2029, unless earlier converted, redeemed or repurchased by BigBear.ai. At any time before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option into shares of BigBear.ai’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. However, until BigBear.ai has obtained the stockholder approval contemplated by certain listing standards of the New York Stock Exchange (the “Requisite Stockholder Approval”), the number of shares of common stock deliverable upon conversion of the New Convertible Notes will be limited to comply with these listing standards, and any shares of common stock that would otherwise have been deliverable upon conversion will instead be settled in cash. The initial conversion price will be equal to 115% of the daily volume-weighted average price per share of BigBear.ai’s common stock on the date of execution of the Exchange Agreements, and the initial conversion rate per $1,000 principal amount of New Convertible Notes will be a number of shares of common stock equal to $1,000 divided by such initial conversion price. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Holders who convert their New Convertible Notes will also be entitled to an interest make-whole payment of up to 7.50% of the aggregate principal amount of notes converted, subject to reduction as further described in the indenture for the New Convertible Notes. Interest make-whole payments are payable in cash or shares of common stock at the Company’s election, subject to certain limitations including a limitation on the number of shares of common stock deliverable upon conversion of the New Convertible Notes to comply with New York Stock Exchange listing standards. Payment of the interest make-whole in shares will be at a price equal to 95% of the average of the daily volume-weighted average price per share of BigBear.ai’s common stock over an agreed upon period.

The New Convertible Notes will not be redeemable at BigBear.ai’s election before December 27, 2025. The New Convertible Notes will be redeemable, in whole but not in part (subject to certain limitations), for cash at BigBear.ai’s option at any time, and from time to time, on or after December 27, 2025 and prior to the close of business on November 16, 2029, but only if the last reported sale price per share of BigBear.ai’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the New Convertible Notes) occurs, then noteholders may require BigBear.ai to repurchase their New Convertible Notes for cash. The repurchase price will be equal to the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, plus any remaining amounts that would be owed to, but excluding, the maturity date.

The indenture for the New Convertible Notes will contain a number of restrictive covenants and limitations, including restrictions on the Company’s ability to incur indebtedness or liens, make restricted payments, issue preferred stock or disqualified stock, transact with affiliates, sell material intellectual property, or make investments or dispositions, as further described in the indenture for the New Convertible Notes.

The New Convertible Notes are entitled to the benefits of certain registration rights. Pursuant to the Exchange Agreements, BigBear.ai agrees to register the resale of the New Convertible Notes and the shares of common stock issuable upon conversion of the New Convertible Notes under the Securities Act of 1933 (the “Securities Act”).

In connection with the Exchange Transactions, BigBear.ai will obtain consents from certain holders of its Existing Convertible Notes sufficient to amend certain terms of the indenture governing the Existing Convertible Notes prior to or concurrently with the closing of the Exchange Transactions. BigBear.ai expects that concurrently with the closing of the Exchange Transactions, BigBear.ai, the guarantors and the trustee of the Existing Convertible Notes will enter into the Third Supplemental Indenture (the “Third Supplemental Indenture”) to the indenture governing the Existing Convertible Notes to effect such amendments, including amendments to eliminate certain restrictive covenants and limitations, as further described in the Third Supplemental Indenture.

In connection with the Exchange Transactions, BigBear.ai intends to enter into an agreement to terminate the existing senior secured revolving credit facility established under the credit agreement entered into on December 7, 2021, as amended from time to time, by and among BigBear.ai, the other borrowers party thereto from time to time, the lenders from time to time party thereto and Bank of America N.A. as administrative agent and collateral agent for the lenders. Such termination will be effective substantially concurrently with the closing of the Exchange Transactions. There were no outstanding borrowings under the existing senior secured revolving credit facility prior to its termination.

The Exchange Transactions and the guarantees have not been, and will not be, registered under the Securities Act or any other securities laws. The shares of common stock issuable upon conversion of the New Convertible Notes have not been registered under the Securities Act or any other securities laws, and the New Convertible Notes and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Existing Convertible Notes, the New Convertible Notes or the shares of common stock issuable upon conversion of the New Convertible Notes, nor will there be any sale of the New Convertible Notes or such shares of common stock in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About BigBear.ai

BigBear.ai is a leading provider of AI-powered decision intelligence solutions for national security, digital identity, and supply chain management. Customers and partners rely on BigBear.ai’s artificial intelligence and predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from the private placement and may be preceded by the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; our ability to successfully compete for and receive task orders and generate revenue under indefinite delivery/indefinite quantity contracts; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.